Exhibit 10.2

PURCHASE-MONEY PROMISSORY NOTE

$1,184,466.92April 13, 2017

FOR VALUE RECEIVED, GREAT BASIN SCIENTIFIC, INC., a Delaware corporation (“Debtor”), hereby unconditionally promises to pay to the order of UTAH AUTISM FOUNDATION (“Holder”), at the offices of Holder set forth on the signature page hereof, or at such other place for as Holder may designate in writing to Debtor, in lawful money of the United States of America, and in immediately available funds, the principal sum of ONE MILLION ONE HUNDRED EIGHTY- FOUR THOUSAND FOUR HUNDRED SIXTY-SIX and 92/100 DOLLARS ($1,184,466.92), together with interest on the aggregate principal balance from time to time outstanding hereunder (computed on the basis of a 365-day year and the actual number of days elapsed) until paid in full at a per annum rate equal to 10.00%.

Debtor shall use the proceeds of the loan made hereunder solely to acquire the equipment (the “Equipment”) identified on Exhibit “A” to the Purchase-Money Security Agreement between Debtor and Holder of even date herewith (the “Security Agreement”).

The principal and all accrued and unpaid interest thereon, shall be repaid by Debtor in twenty-three (23) consecutive equal monthly installments of Forty-Five Thousand Dollars ($45,000.00), commencing May 13, 2017, and continuing on the 13th day of each month thereafter, with a final payment of Three Hundred Thousand Four Hundred One and 54/100 Dollars ($300,401.54), representing all remaining unpaid principal and accrued interest, to be paid in the twenty-fourth (24th) month on April 13, 2019. Each installment payment shall first be applied to accrued interest, with the balance applied to reduction of principal.

This Note may be prepaid only with the prior written consent of Holder. All payments of cash hereunder shall be made in lawful money of the United States of America, without offset.

Each of the following events shall constitute an “Event of Default” under this Note: (i) Debtor shall fail to pay any principal, interest or other amount due hereunder when due, or Debtor shall in any way fail to comply with the other terms, covenants or conditions contained in this Note and such failure continues for a period of five (5) days; (ii) any written representation or warranty made at any time by Debtor to Holder in this Note or in any other document delivered in connection therewith shall prove to have been incorrect or misleading in any material respect when made; (iii) an event of default shall occur under any other material document, instrument, contract or agreement now or hereafter entered into by Debtor and Holder; (iv) Debtor shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy law hereafter in effect (collectively “Bankruptcy Laws”), (b) admit in writing its inability to pay its debts as they become due or (c) make a general assignment for the benefit of creditors; or (vi) a case or other proceeding shall be commenced against Debtor in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Laws and such case is not dismissed within ninety (90) days or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for Debtor or all or any substantial part of the assets of Debtor.

Upon the occurrence of an Event of Default, Debtor’s entire obligation hereunder, at the option of Holder, and without demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

This Note is secured solely by the Equipment purchased with the proceeds of the loan made hereunder pursuant to the Security Agreement.

Time is of the essence of this Note.

Debtor agrees that all of its payment obligations hereunder shall be absolute and unconditional, and, for the purposes of making payments hereunder, Debtor hereby waives any right to assert any setoff, counterclaim or cross-claim. Debtor hereby waives presentment, demand, notice of dishonor, and protest.

No delay or failure on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

Any amendment to this Note must be in writing and signed by Holder and Debtor. Any waiver or consent of Holder must be in a writing signed by Holder.

This Note shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to conflicts of laws principles. Debtor, and Holder by accepting this Note, hereby agree that the federal and state courts located in Utah shall have exclusive jurisdiction to hear and determine any claims or disputes between Debtor and Holder pertaining directly or indirectly to this Note.

This Note shall be binding upon Debtor and its successors, and Debtor shall not assign any of its obligations hereunder to any person or entity.

Any notice to be given hereunder shall be in writing, shall be sent to the party to which such notice is given at the address of such party set forth below its signature hereto or to such other address for such party as it may designate by notice to the other parties hereto, and shall be deemed effectively given: (i) on the earlier of the date of receipt or the date three (3) business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested; (ii) upon personal delivery to the party to be notified; (iii) when sent by confirmed fax or email if sent during normal business hours of the recipient, if not, then on the next business day; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.

IN WITNESS WHEREOF, Debtor has duly executed and delivered this Purchase Money Promissory Note as of the date and year first written above.

GREAT BASIN SCIENTIFIC, INC.

By: __________________________________________

Ryan Ashton, Chief Executive Officer Address for Notices:

420 East South Temple, Suite 520 Salt Lake City, UT 84111

Accepted:

UTAH AUTISM FOUNDATION

By: ___________________________________

David Spafford, President Address for Notices: 11201 South Susan Drive Sandy, UT 84092

2